Exhibit 4.2

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

DATED AS OF AUGUST 20, 2014

AMONG

EMISPHERE TECHNOLOGIES, INC., AS A GRANTOR

AND EACH OTHER GRANTOR

FROM TIME TO TIME PARTY HERETO

AND

MHR INSTITUTIONAL PARTNERS IIA LP,

AS SECURED PARTY, ON BEHALF OF THE LENDERS AND THE MHR FUNDS

TABLE OF CONTENTS

(continued)

	Page
6.5 Grant of License		28
6.6 The Grantors Remain Liable		29
6.7 Registration Rights		29
6.8 Right of Set-Off		30
6.9 Waivers by the Grantors		30

7. THE SECURED PARTY		31
7.1 Limitation on Duty of Secured Party in Respect of Collateral		31
7.2 Further Assurances		31
7.3 Appointment as Attorney-in-Fact		32

8. MISCELLANEOUS		33
8.1 Indemnity and Expenses		33
8.2 No Waiver by Course of Conduct; Cumulative Remedies		33
8.3 Grantors’ Obligations Absolute		33
8.4 Amendments, Waivers, etc		35
8.5 Subrogation; Termination and Release; Survival		35
8.6 Notices		36
8.7 Severability		36
8.8 Headings		36
8.9 Bankruptcy; Reinstatement		36
8.10 Injunctive Relief		36
8.11 Successors and Assigns		37
8.12 Counterparts		37
8.13 Governing Law; Submission to Jurisdiction		38
8.14 WAIVER OF JURY TRIAL		39
8.15 Entire Agreement		39
8.16 Amendment and Restatement		39

EXHIBIT A:	Pledged Equity Interests
EXHIBIT B:	Filing Locations
EXHIBIT C:	Locations of Chief Executive Offices, Records Relating to Collateral and Equipment and Inventory
EXHIBIT D:	Copyrights and Copyright Applications
EXHIBIT E:	Patents and Patent Applications
EXHIBIT F:	Trademarks and Trademark Applications
EXHIBIT G:	Domain Name Registrations
EXHIBIT H:	Special Power of Attorney
EXHIBIT I:	Vehicles
EXHIBIT J:	Pledge Amendment
EXHIBIT K:	Security Agreement (Copyrights)

TABLE OF CONTENTS

(continued)

Page
EXHIBIT L:	Security Agreement (Patents)
EXHIBIT M:	Security Agreement (Trademarks)
EXHIBIT N:	Security Agreement (Domain Name Registrations)
EXHIBIT O:	Form of Grantor Addendum
EXHIBIT P:	Deposit Account Control Agreement
EXHIBIT Q:	Certain Agreements, Property and Assets Constituting “Special Property”
EXHIBIT R:	Domain Name Assignment

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of August 20, 2014, by Emisphere Technologies, Inc. (the “Company”), each Subsidiary of the Company that, on or after the Closing Date, has executed or executes an addendum hereto substantially in the form of Exhibit O (the Company together with such subsidiaries, the “Grantors”), and MHR Institutional Partners IIA LP, a Delaware limited partnership (together with its successors and permitted assigns, the “Secured Party”), on behalf of and for the benefit of the Lenders and the MHR Funds (as defined herein).

W I T N E S S E T H:

WHEREAS, the Company and the Secured Party entered into that certain Pledge and Security Agreement, dated as of September 26, 2005 (the “Original Security Agreement”),which has been amended by that certain Amendment to Pledge and Security Agreement dated as of July 29, 2010 (the “2010 Amendment”), that certain Amendment to Pledge and Security Agreement dated as of October 17, 2012 (the “2012 Amendment”) and that certain Amendment to Pledge and Security Agreement dated as of May 7, 2013 (the “2013 Amendment”, and, together with the Original Security Agreement, 2010 Amendment and the 2012 Amendment, the “Existing Security Agreement”), pursuant to which the Company granted in favor of Secured Party a first priority security interest in and lien upon all of the Company’s right, title and interest in and to the Collateral in order to secure the Secured Loan, the Convertible Note (as defined in the Existing Security Agreement) and the 2012 Bridge Loan (as defined in the Existing Security Agreement);

WHEREAS, the Secured Loan was exchanged on May 16, 2006 into the Convertible Notes (as defined in the Existing Security Agreement), which have been amended and restated as of the date hereof as the Convertible Notes;

WHEREAS, the 2012 Bridge Notes (as defined in the Existing Security Agreement) have been amended and restated as of the date hereof as the 2012 Bridge Notes;

WHEREAS, on June 4, 2010, the Company issued certain notes as reimbursement for legal fees incurred by the holders of such notes in connection with certain transactions entered into by the Company contemporaneously therewith (as amended and restated pursuant to the Amended and Restated Promissory Notes dated May 7, 2013, the “Existing Reimbursement Notes”) which were initially unsecured obligations prior to amendment and restatement as of the date hereof as the Reimbursement Notes;

WHEREAS, the 2014 Term Lenders have agreed, subject to the terms and conditions set forth in the 2014 Loan Agreement to advance to the Company the 2014 Term Loan as set forth in the 2014 Loan Agreement;

WHEREAS, it is a condition to the 2014 Term Lenders’ agreement to make the 2014 Term Loan to the Company that the Company enter into the Royalty Agreement and that the Company and each other Grantor grant in favor of Secured Party a first priority security interest in and lien upon all of the Company’s and such Grantor’s right, title and interest in and to the Collateral in order to secure the Reimbursement Notes, the Royalty Agreement and the 2014 Term Loan;

WHEREAS, in connection with the foregoing, the Company has requested that Secured Party agree to amend and restate the Existing Security Agreement to, among other things, include the obligations under the Reimbursement Notes, the Royalty Agreement and the 2014 Term Loans as Obligations secured hereunder and the Reimbursement Note Holders, the MHR Funds and the 2014 Term Lenders as beneficiaries of this Agreement, each as more particularly set forth herein; and

WHEREAS, Secured Party is willing to agree to amend and restate the Existing Security Agreement as more fully set forth herein, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and to induce the applicable Lenders and the MHR Funds to enter into the Loan Documents and certain amendments thereto as of the date hereof and to induce the 2014 Term Lenders to make the 2014 Term Loan, each Grantor hereby agrees with the Secured Party, for the benefit of the Lenders and the MHR Funds as follows:

1.	DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“2012 Amendment Effective Date” means the date on which the 2012 Amendment becomes effective in accordance with its terms.

“2012 Bridge Lenders” shall mean the creditors identified in the 2012 Bridge Notes and their successors and assigns.

“2012 Bridge Loan Excluded Collateral” shall mean all Licensed IP as such term is defined in that certain Master Agreement and Amendment by and between the Company and Novartis Pharma AG dated June 4, 2010 (the “Novartis Master Agreement”).

“2012 Bridge Notes” shall mean those certain Second Amended and Restated Senior Secured Bridge Promissory Notes dated as of the date hereof by the Company in favor of the 2012 Bridge Lenders, which amend and restate in their entirety the 2012 Bridge Notes (as defined in the Existing Security Agreement), and as may be further amended, restated or otherwise modified from time to time.

“2014 Loan Agreement” means that certain Loan Agreement, dated as of the date hereof by and among the Company and the 2014 Term Lenders, as may be amended, restated or otherwise modified from time to time.

“2014 Term Lenders” shall mean the lenders identified in the 2014 Loan Agreement and their successors and assigns.

“2014 Term Loan” shall mean the obligations from time to time outstanding under the 2014 Loan Agreement.

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Account Control Agreement” means, with respect to any Deposit Account or Securities Account, an account control agreement in a form acceptable to the Secured Party and the Grantor, executed by the applicable Grantor, the Secured Party and the relevant Deposit Account Bank or Approved Securities Intermediary, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided, however, that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Company or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Approved Securities Intermediary” means a Securities Intermediary approved by the Secured Party and, with respect to which a Grantor has delivered to the Secured Party an executed Account Control Agreement with respect to a Securities Account maintained with such Securities Intermediary.

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute.

“Blockage Notice” shall mean any notice or instruction pursuant to which the Secured Party (i) with respect to any Controlled Deposit Account, provides instructions to the relevant Deposit Account Bank directing the disposition of funds in such Controlled Deposit Account or (ii) with respect to any Controlled Account that is a Securities Account, provides entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Closing Date” shall have the meaning ascribed to such term in the Loan Agreement.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Collateral Accounts” shall have the meaning given to such term in Section 6.4.

“Commercial Tort Claims” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Contracts” shall mean, collectively, all rights of each Grantor under all leases, contracts and agreements to which such Grantor is now or hereafter a party, including, without limitation, all rights, privileges and powers under Investment Agreements and Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Grantor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements, but excluding rights under (but not excluding Proceeds of) any lease, contract or agreement (including, without limitation, any License) that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, contract or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

“Controlled Account” means each Deposit Account or Securities Account that is subject to an Account Control Agreement, including without limitation each Controlled Deposit Account.

“Controlled Deposit Account” means each Deposit Account that is subject to a Deposit Account Control Agreement.

“Convertible Note Holders” shall mean the creditors identified in the Convertible Notes and their successors and assigns.

“Convertible Notes” shall mean the Second Amended and Restated 13% Senior Secured Convertible Notes dated as of the date hereof issued by the Company to the Convertible Note Holders, which amend and restate in their entirety the Convertible Note (as defined in the Existing Security Agreement), and as may be further amended, restated or otherwise modified from time to time.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all bank and other deposit accounts (including, without limitation, any demand, time, savings, passbook or like account maintained with any depositary institution) of any Grantor and all such bank and other deposit accounts of any other Person, held on behalf of or for the benefit of any Grantor in any jurisdiction.

“Deposit Account Bank” means a financial institution approved by the Secured Party (which approval shall not be unreasonably withheld) and, with respect to which a Grantor has delivered to the Secured Party an executed Deposit Account Control Agreement.

“Deposit Account Control Agreement” means, with respect to any Deposit Account, a letter agreement, substantially in the form of Exhibit P attached hereto, or in another form reasonably acceptable to the Company and the Secured Party, executed by the applicable Grantor, the Secured Party and the relevant Deposit Account Bank.

“Designated Product(s)” shall have the meaning ascribed thereto under the Royalty Agreement.

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Domain Name” shall mean the combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code including, without limitation, with respect to any Grantor, all of such Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property, including without limitation, data processing hardware and software, computers, motor vehicles, trailers, aircraft, tools, office equipment, store fixtures, and leasehold improvements, as well as all of such Grantor’s rights and interests with respect thereto under such leases of such types of personal property (including, without limitation, options to purchase); together with all component and auxiliary parts and supplies owned by such Grantor’s and used or to be used in connection therewith, and all substitutes for any of the foregoing, all manuals, drawings, instructions, warranties and rights with respect thereto owned by such Grantor’s, and all proceeds and general intangibles relating to all of the foregoing, including, without limitation, any claims against third parties for loss or damage.

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation or a natural person, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Excluded Collateral” means (i) Special Property other than the following: (A) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and (B) any Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements themselves would constitute Special Property); and (ii) the Company’s leasehold interest as described in Schedule 8.1(n) of the Loan Agreement.

“Event of Default” shall have the meaning ascribed thereto in Section 6.1.

“Final Withdrawal Date” shall have the meaning ascribed to such term in the Loan Agreement.

“Fixtures” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“GECC” shall mean General Electric Capital Corporation.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all Contracts, all Copyright Collateral, all Patent Collateral, all Trademark Collateral, all Domain Name registrations, all Intercompany Obligations, all rights under or evidenced by choses in action or causes of action, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts and excluding leases, contracts and agreements (including, without limitation, Licenses) to the extent excluded from Contracts under the definition of such term herein. For the purposes of this Agreement, General Intangibles shall include Commercial Tort Claims.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts, Intercompany Obligations or other Collateral.

“Intercompany Obligations” shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to any Grantor from any of such Grantor’s subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of such Grantor, all goods in which such Grantor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of such Grantor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for the account of such Grantor, and in each case whether now owned or existing or hereafter acquired or arising.

“Investment Agreement” shall mean any articles or certificate of incorporation, partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which any Grantor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Investment and Exchange Agreement” shall mean that certain Investment and Exchange Agreement dated as of September 26, 2005 by and among the Company, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP, as may be amended, modified, supplemented or otherwise modified from time to time.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Know-How Collateral” shall mean, collectively, all Know-How, Know-How Licenses and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Know-How whether now owned or existing or hereafter acquired or arising.

“Know-How License” means all written agreements granting any right under any Know-How, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Know-How.

“Lenders” means the Lender, as defined in the Loan Agreement, the Convertible Note Holders, the 2012 Bridge Lenders, the Reimbursement Note Holders, and the 2014 Term Lenders, in their respective capacities as such, and, in each case, their respective successors and assigns in such capacities.

“Letter of Credit Rights” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License, Trademark License or Know-How License.

“Lien” shall have the meaning ascribed to such term in the Loan Agreement.

“Loan Agreement” shall mean that certain Senior Secured Term Loan Agreement dated as of September 26, 2005 by and among the Company and the lenders from time to time party thereto, as amended, restated or otherwise modified from time to time.

“Loan Documents” shall mean each of this Agreement, the other Security Documents, the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement and the 2014 Loan Agreement, together with any certificates, instruments, agreements or other documents executed in connection herewith or therewith.

“MHR” means MHR Fund Management LLC and any successor thereto.

“MHR Funds” shall have the definition set forth in the Royalty Agreement, in their capacities as parties thereto, and shall include such Persons’ successors and assigns in such capacities.

“MHR License Agreement” shall have the definition set forth in the Novartis Master Agreement.

“Non-Disturbance Agreement” shall have the definition set forth in the Novartis Master Agreement.

“Obligations” shall mean all present and future obligations and liabilities of each of the Grantors to the Secured Party and each of the Lenders and MHR Funds under this Agreement and the Loan Documents, including, without limitation, principal of and interest on the Secured Loan, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes and the 2014 Term Loan, any and all amounts due under the Royalty Agreement and any and all fees, expenses, indemnities, premiums and any other sum chargeable to the Grantors under this Agreement or any of the other Loan Documents, including, without limitation, interest accruing at the specified rate (including any default rate of interest) after the filing of a petition or commencement of a case by or with respect to the Grantors seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed or allowable in such proceeding, whether due or to become due, secured or unsecured, direct or indirect, absolute or contingent, joint or several, and howsoever or whensoever incurred by each of the Grantors or acquired by the Secured Party or each of the Lenders and the MHR Funds; and in each case with respect to the foregoing, all such liabilities and obligations that, but of the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by such Grantor under this Agreement.

“Partner Obligations” shall have the meaning given to such term in Section 6.6.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Payroll Accounts” means accounts #670-1771905, #670-1771913 and #670-1771816 maintained by the Company at The Bank of New York, which accounts are used solely to fund the Company’s payroll and payroll-related expenses and Cafeteria Benefit Plan.

“Permitted Holders” shall have the meaning ascribed to such term in the Loan Agreement.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“Pledge Amendment” shall have the meaning given to such term in Section 5.1.

“Previous Agreements” means the Oral CT Agreements, the Oral hGH Agreement and the Oral PTH Agreement, in each case, as such terms are defined in the Novartis Master Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code and all proceeds and products of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral and all dividends or other income from any Equity Interests pledged to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds, collections thereon or distributions or payments with respect thereto.

“Property” means any right or interest in or to property of any kind whatsoever of the Grantors, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests held by any Grantor.

“Reimbursement Note Holders” shall mean the creditors identified in the Reimbursement Notes and their successors and assigns.

“Reimbursement Notes” means those certain Second Amended and Restated Reimbursement Promissory Notes, dated as of the date hereof by the Company in favor of the Reimbursement Note Holders, which amend and restate in their entirety the Existing Reimbursement Notes, and as may be further amended, restated or otherwise modified from time to time.

“Related Party” shall have the meaning ascribed to such term in the Loan Agreement.

“Restructuring Agreement” shall mean that certain Restructuring Agreement, dated as of April 26, 2013, by and among Grantor, Secured Party, and other MHR Funds (as defined therein) from time to time party thereto.

“Royalty Agreement” shall mean that certain Royalty Agreement dated as of the date hereof by and among the Company and the MHR Funds, and as may be further amended, restated or otherwise modified from time to time.

“Secured Loan” shall mean the funds advanced to the Company pursuant to the terms and conditions set forth in the Loan Agreement.

“Securities Account” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” shall have the meaning ascribed to such term in the Loan Agreement or the 2014 Loan Agreement, as applicable.

“Special Property” shall mean any permit, lease or license held by any Grantor that prohibits, and any law applicable thereto prohibits, the creation of a lien or security interest therein, in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or law applicable thereto, validly prohibits the creation of a lien or security interest in such property in favor of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds (and upon the termination of such prohibition (howsoever occurring)) such permit, lease, license, contract or agreement shall cease to be “Special Property”). Notwithstanding the foregoing, the term “Special Property” shall include (i) the property and assets pledged to GECC pursuant to that certain Master Lease Agreement dated as of March 14, 2004 between the Company and GECC and the schedules relating thereto delivered prior to the date of this Agreement, and (ii) those agreements, properties and assets listed on Exhibit Q hereof.

“Stockholder Approval Default” shall have the meaning ascribed to such term in the Loan Agreement.

“Subsidiary” means (i) as to any Grantor, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Grantor or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark herein now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other vehicles whether or not covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed on Exhibit I hereto and all appurtenances to any of the foregoing.

“Voting Stock” of a Person means all classes of capital stock or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

1.2 Other Terms.

(a) All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

(b) The words “herein,” “hereof” and “hereunder” are used in this Agreement to refer to this Agreement as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Agreement or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns. The table of contents and the headings of the articles and sections of this Agreement are included for convenience of reference. They shall not affect the construction of any provision of this Agreement. Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. References to sections and exhibits without further identification of the document to which reference is made are references to provisions or parts of this Agreement.

1.3 The Exchange. The obligations under the Convertible Notes and the other “Loan Documents” referred to therein, if executed and delivered, shall be in substitution for, but not in satisfaction of, the Obligations under the Loan Agreement and the “Loan Documents” referred to therein and the obligations under the Convertible Notes shall not constitute a refinancing or novation of the Obligations. Accordingly, from and after the consummation of the Exchange (as such term is defined in the Investment and Exchange Agreement), (i) references herein to the term “Loan Agreement” shall be deemed to be references to the Convertible Notes, (ii) references herein to “Loan Documents” referred to in the Loan Agreement shall be deemed to refer to the “Loan Documents” referred to in the Convertible Notes and shall be deemed to include this Agreement, the other Security Documents, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement and the 2014 Loan Agreement, together with any certificates, instruments, agreements or other documents executed in connection herewith or therewith and (iii) references herein to the term “Lenders” shall be deemed to refer to the Convertible Note Holders, the 2012 Bridge Lenders, the Reimbursement Note Holders and the 2014 Term Lenders (and their respective successors and assigns).

2.	CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest. For value received and as inducement for the advancement of funds and/or extension of credit by the applicable Lenders pursuant to the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes and the Reimbursement Notes, to induce the 2014 Term Lenders to make the 2014 Term Loan and to induce the MHR Funds to enter into the Royalty Agreement, each Grantor hereby collaterally assigns, mortgages, pledges and hypothecates to the Secured Party and grants to the Secured Party, on its own behalf and on behalf of the Lenders and the MHR Funds, and their successors and assigns, a lien upon and security interest in, all of such Grantor’s right, title and interest in and to all of the Grantor’s assets, including, without limitation, the following, in each case whether now owned or existing or hereafter acquired or arising or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, and including the Royalty Agreement Collateral, the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Contracts;

(iv)	all Copyright Collateral;

(v)	all Deposit Accounts;

(vi)	all Documents;

(vii)	all Equipment;

(viii)	all Equity Interests;

(ix)	all Fixtures;

(x)	all General Intangibles;

(xi)	all Instruments and Intercompany Obligations;

(xii)	all Inventory;

(xiii)	all Investment Property;

(xiv)	all Know-How Collateral;

(xv)	all Patent Collateral;

(xvi)	all Trademark Collateral;

(xvii)	all Vehicles;

(xviii)	all Commercial Tort Claims;

(xix)	all Letter of Credit Rights;

(xx)	to the extent not covered or not specifically excluded by clauses (i) through (xix) above, or the definitions of the terms included therein, all of such Grantor’s other personal property, whether now owned or existing or hereafter arising or acquired; and

(xxi) any and all Proceeds, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (a) all Proceeds of any sale by the Company of any shares of the Company’s common stock or other securities of the Company in the event of a Stockholder Approval Default, including, without limitation, pursuant to a Registered Repayment Offering (as such term is defined in the Loan Agreement), (b) all payments under any insurance (whether or not the Secured Party is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (c) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (d) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (e) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral.

Notwithstanding the foregoing or any other provision hereof to the contrary, the Obligations under (a) the Royalty Agreement and (b) the 2014 Term Loan to the extent such Obligations were incurred pursuant to Section 3(c) of the 2014 Loan Agreement after the date that all amounts of principal and interest had been repaid in full under the 2014 Term Loan and no further Borrowings (as such term is defined in the 2014 Loan Agreement) were permitted under Section 2 of the 2014 Loan Agreement, shall be secured only by the following Collateral, in each case only to the extent the following enumerated Collateral relates to the Designated Products: (A) (1) all Copyright Collateral, (2) all Know-How Collateral, (3) all Patent Collateral, (4) all Trademark Collateral, (5) all Contracts relating to any of the items in clauses (1) through (4) of this paragraph, (6) all Accounts relating to any of the items in clauses (1) through (5) of this paragraph and (7) any and all Proceeds, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (B) all payments under any insurance (whether or not the Secured Party is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (C) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (D) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (E) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, the “Royalty Agreement Collateral”).

2.2 Security for the Obligations. This Agreement and the Collateral of each Grantor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations. Each Grantor authorizes the Secured Party to file any such financing statements, financing change statement or amendment to financing statement or continuation statement relating thereto under the Uniform Commercial Code describing the Collateral using such other language which the Secured Party reasonably deems necessary or appropriate (including the filing of “all assets” financing statements), in each case without the signature or further authorization of the Grantors to the fullest extent permitted under applicable law, and to file appropriate statements with the appropriate jurisdictions set forth with respect to such Grantor on Exhibit B hereto or as otherwise required to perfect or continue to perfect the security interest granted under this Agreement.

2.3 2012 Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary contained in this Article 2, no Lien is or shall be created, in connection with the 2012 Bridge Notes, in favor of the Secured Party in any Grantor’s right, title and interest in any 2012 Bridge Loan Excluded Collateral, provided that, upon the earliest to occur of (i) the termination of all of the Previous Agreements, (ii) the termination of Section 7.4(b) of the Novartis Master Agreement and (iii) the completion of the actions contemplated by the first sentence of Section 4.13 hereof, such 2012 Bridge Loan Excluded Collateral shall nevertheless be considered Collateral for all purposes herein, including that the Secured Party will be deemed to have, and at all times from and after the 2012 Amendment Effective Date to have had, a security interest in such 2012 Bridge Loan Excluded Collateral, as the case may be, and all representations and warranties hereunder shall be deemed to have been made with regard to all such 2012 Bridge Loan Excluded Collateral.

3.	REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants as follows:

3.1 Ownership of Collateral. Except for the Liens granted to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds pursuant to this Agreement and except for other Liens permitted or disclosed pursuant to the Loan Documents, each Grantor is, and as to Collateral acquired after the Closing Date, each Grantor shall and will be at the time of acquisition, the owner and holder, or has valid rights as a lessee or licensee of, or the power to transfer or pledge with respect to, all Collateral free and clear of any claim, security interest, encumbrance, lien, charge, or other right, title or interest of any person, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that is effective to perfect a lien or security interest on the Collateral and is on file or of record in any government or public office against any Grantor, and no Grantor has filed or consented to the filing of any such statement or notice, except (i) financing statements naming the Secured Party, on its own behalf and on behalf of the Lenders and the MHR Funds, as secured party and financing statements which have been terminated or the underlying debt therefor has been extinguished, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Secured Party on its own behalf and on behalf of the Lenders and MHR Funds as secured party, and (iii) as may be otherwise permitted by or disclosed in the Loan Documents.

3.2 Security Interests; Filings. This Agreement, together with (i) the filing in the jurisdictions set forth with respect to such Grantor on Exhibit B hereto, of duly completed financing statements (A) naming each Grantor as debtor, (B) naming the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds as secured party, and (C) describing the Collateral, (ii) the filing of duly completed and executed assignments in the forms set forth as Exhibits K, L and M with the U.S. Copyright Office or the U.S. Patent and Trademark Office or other appropriate form with the foreign jurisdictions listed on Exhibit B, and Exhibit N with Network Solutions, Inc. or its successor entity administering any domain name registrations affected by this Agreement, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral, Trademark Collateral and Domain Names of each Grantor, as the case may be, (iii) the registration of pledge thereof to the Secured Party (or its bailee or agent) on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code with regard to uncertificated securities and Investment Property (other than certificated securities) included in the Collateral, and (iv) the delivery to the Secured Party (or its bailee or agent) of all certificated securities and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank, creates, and at all times shall constitute, a legal, valid and perfected security interest in and Lien upon the Collateral in favor of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens as defined in the Loan Documents), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code in accordance with the terms thereof and other than continuation statements required under the Uniform Commercial Code, and that any filing or recording of this Agreement or any financing statement with respect to the Collateral securing the Obligations under the Secured Loan shall continue in effect on and after the Exchange Date (as such term is defined in the Investment and Exchange Agreement) for purposes of the Collateral securing the Convertible Note, and no additional filing or recording statement with respect to the Collateral need be filed on or after the Exchange Date as a result of the exchange of the Secured Loan into the Convertible Note in accordance with the terms of the Investment and Exchange Agreement.

3.3 Locations, Jurisdiction of Organization. Exhibit B lists, as to each Grantor, each of the jurisdictions in which filings under Section 3.2 are necessary. Exhibit C lists, as to each Grantor, (a) the addresses of its chief executive office and chief place of business for any Grantor and for any Grantor which is organized under the laws of any state, its state of registration and registration I.D. number, (b) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of such Grantor are maintained, (c) the address of each location at which any Fixtures, Equipment or Inventory owned by such Grantor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 hereof, (d) all Deposit Accounts or Securities Accounts, including the institution at which each such Deposit Account or Securities Account is established, the purpose thereof, the name thereon, and the account number thereafter. Each Deposit Account or Securities Account listed on Exhibit C is a Controlled Account. Except as may be otherwise noted therein, all locations identified in Exhibit C are owned or leased by the applicable Grantor. No Grantor presently conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Exhibit C, and no Grantor has entered into any contract or granted any Lien within the past five years under any name other than its legal name or a trade or fictitious name indicated on Exhibit C. All such Deposit Accounts and Securities Accounts are owned solely by the applicable Grantor and are subject to the Liens and other terms of this Agreement; and any Accounts which may arise with customers of any Grantor with respect to the products invoiced under the name of any trade or fictitious name are subject to the terms of this Agreement as though such trade or fictitious name did not exist.

3.4 Authorization; Consent. Subject to Section 3.3 hereof, no authorization, consent or approval of, or declaration or filing with, any governmental authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Grantor of this Agreement, the grant by it of the lien and security interest in favor of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds provided for herein, or the exercise by the Secured Party of its rights and remedies hereunder.

3.5 Equity Interests. As of the Closing Date, each of the Equity Interests held by each Grantor is listed in Exhibit A, is pledged hereunder, and consists of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Equity Interests (in the case of issuers other than corporation) as described for such Grantor in Exhibit A. The Grantors shall supplement Exhibit A promptly upon the execution of any Pledge Amendments. All of the Equity Interests pledged or to be pledged hereunder have been or shall be duly and validly issued and are or will be fully paid and non-assessable (or, in the case of partnership, limited liability company or similar Equity Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties, other than any Grantor, or any contractual or other restrictions upon transfer other than as may be permitted under the Loan Documents.

3.6 Intellectual Property. Exhibits D, E, F and G correctly set forth all pending and registered Copyrights, Patents, Trademarks and Domain Names owned by any Grantor as of the Closing Date.

3.7 Disclosure. All information with respect to Collateral set forth in any annex, exhibit, schedule, certificate or other writing at any time heretofore or hereafter furnished by any Grantor to the Secured Party or the Lenders and the MHR Funds is and will be true and correct in all respects as of the date furnished.

4.	COVENANTS

4.1 Security Interest. Each Grantor shall not (a) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement and the Liens disclosed in or permitted under the Loan Documents, (b) use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any Loan Document, any applicable law or any policy of insurance covering the Collateral, (c) sell, lease, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Loan Documents, (d) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds to sell, assign or transfer any of the Collateral without the prior written consent of the Secured Party, except as permitted under the Loan Documents. Each Grantor shall use its best efforts, at its own cost and expense, to take any and all actions necessary to maintain the security interest and priority of such security interest created by this Agreement and to take any and all actions necessary to warrant and defend the right, title and interest of the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds in and to the Collateral against the claims and demands of all Persons, and shall promptly and duly execute and deliver to the Secured Party any and all such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, obtaining the substantial equivalent thereof under the law of any jurisdiction outside of the United States where the Collateral may be located, together with the filing of any financing statements, financing change statements or amendments to financing statements, or continuation statements under the Uniform Commercial Code or any similar personal property security legislation in effect in any jurisdiction with respect to the security interest and lien granted hereby.

4.2 Change of Name, etc. No Grantor shall (a) change its name, identity or structure, or, if applicable, the state in which it is registered, (b) reorganize under the laws of another jurisdiction or as a different type of entity, (c) change its chief executive office from the location thereof listed on Exhibit C, or remove any Collateral or any books, records, or other information relating to Collateral, from locations listed on Exhibit C or any other location in the United States, unless in each case such Grantor has (i) given at least thirty (30) days’ prior written notice to the Secured Party of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Secured Party may reasonably request, (ii) executed and delivered to the Secured Party thirty (30) days prior to any such change, such additional or supplemental security agreements, pledges, instruments, financing statements or amendments thereto (including, without limitation, initial financing statements in lieu of continuation statements under Article 9 of the Uniform Commercial Code or any similar personal property security legislation) or other documents as shall be deemed necessary or appropriate by the Secured Party in its discretion, all in form and substance satisfactory to the Secured Party, (iii) paid all necessary filing and recording fees and taxes, and (iv) taken all other actions reasonably requested by the Secured Party, in order to perfect and maintain the lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2 hereof.

4.3 Records; Inspection.

(a) Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.

(b) Each Grantor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, make available to the Secured Party or any agent thereof for inspection and review at such Grantor’s offices copies of all invoices and other documents and information relating to the Collateral. At the reasonable request of the Secured Party, each Grantor will legend, in form and manner reasonably satisfactory to the Secured Party, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds and that the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds has a security interest therein.

4.4 Intellectual Property.

(a) Each Grantor will, at its own expense, execute and deliver on the Closing Date (or, if any Subsidiary becomes a Grantor after the Closing Date, on the date such Subsidiary becomes a Grantor), a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits K, L and M, as applicable, with regard to each Copyright registration, Patent and Trademark, as the case may be, of such Grantor, described in Exhibits D, E and F hereto. In the event that after the Closing Date any Grantor has acquired or shall acquire any pending or registered Copyright, Patent or Trademark or effect any registration of any such Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Grantor shall promptly furnish written notice thereof to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds together with information sufficient to permit the Secured Party, upon its receipt of such notice, to (and each Grantor hereby authorizes the Secured Party to) modify this Agreement, as appropriate, by amending Exhibits D, E or F hereto or by adding additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Grantor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within 30 days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits K, L and M, as applicable, together in all instances with any other agreements, instruments and documents that the Secured Party may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Grantor hereby appoints the Secured Party its attorney-in-fact, upon the occurrence and during the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to such Grantor. In that connection, each Grantor shall also execute and deliver on the Closing Date (or, if any Subsidiary becomes a Grantor after the Closing Date, on the date such Subsidiary becomes a Grantor) such number of Special Powers of Attorney in the form of Exhibit H hereto as was reasonably requested by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds may request, and each Grantor shall cause, at its own expense, the execution and delivery of fully completed assignments in the form of Exhibit R with respect to any Domain Name described in Exhibit G hereto. If after the Closing Date, any Grantor has registered or shall register any Domain Name, such Grantor shall promptly notify the Secured Party of such registration and the Secured Party is hereby authorized to amend Exhibit G hereto to reflect such additional registration.

(b) Each Grantor (either itself or through its licensees or sublicensees) will, for each Trademark owned by it (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law, (iv) take appropriate and reasonable steps to police and defend such Trademark and prevent or arrest infringement, dilution or other harm to such Trademark and (v) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any Patent may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by applicable patent laws.

(d) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright owned by such Grantor, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

(e) Each Grantor (either itself or through its licensee or sublicensees) will maintain the confidential nature of the Know-How owned by it and shall refrain from committing any act or omitting any act whereby any such Know-How may become invalidated or dedicated to the public.

(f) Each Grantor shall notify the Secured Party immediately if it knows or has reason to know that any Patent, Trademark, Copyright or Know-How owned by such Grantor may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding, such Grantor’s ownership of any Patent, Trademark, Copyright or Know-How, its right to register the same, or to keep and maintain the same.

(g) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or, subject to the provisions of Section 10.36 of the Loan Agreement, in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each application and registration of any Patents, Trademarks and Copyrights owned by Grantor, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(h) In the event that any Collateral consisting of a Patent, Trademark, Copyright or Know-How owned by any Grantor is believed to have been or be infringed, misappropriated or diluted by a third party, such Grantor shall notify the Secured Party promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(i) Upon the occurrence and during the continuance of any Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral, Trademarks Collateral and Know-How Collateral to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Secured Party or its designee.

4.5 Delivery of Collateral. All certificates or instruments representing or evidencing any Account, Intercompany Obligation, Investment Property, Instrument or Equity Interest pledged hereunder or other Collateral required to be delivered to the Secured Party (or its bailee or agent) pursuant hereto, shall be in form suitable for transfer by delivery and shall promptly be, as applicable, endorsed to the order of the Secured Party (or its bailee or agent) and delivered to the Secured Party together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Secured Party to be held as Collateral hereunder.

4.6 Control of Investment Property and Other Collateral. If any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, each applicable Grantor will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the Secured Party to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property to perfect the security interest of the Secured Party therein. If any letter-of-credit right or electronic chattel paper (each as defined in the Uniform Commercial Code) is included in the Collateral, each applicable Grantor will notify the Secured Party thereof and will promptly take all actions to enable the Secured Party to acquire “control” (as contemplated by Section 9-314 (or its successor provision) of the Uniform Commercial Code) of such letter-of-credit rights or electronic chattel paper.

4.7 Vehicles. Within 30 days after the date of acquisition thereof, each Grantor shall file all applications for certificates of title/ownership indicating the Secured Party’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Secured Party shall deem advisable to perfect its security interests in the Vehicles.

4.8 Controlled Accounts; Controlled Deposit Accounts.

(a) As of and after the Closing Date, no Proceeds of Accounts will be deposited in or at any time transferred to a Deposit Account or Securities Account other than to a Controlled Account. Upon receiving any Proceeds of any Account that were not paid into a Controlled Account, the Grantors shall cause such Proceeds to be promptly deposited into a Controlled Account and promptly segregated from other funds of the Grantors that are not held in a Controlled Account until such Proceeds are deposited in a Controlled Account. Each Grantor agrees that, upon the creation of a new Deposit Account or Securities Account, it will immediately enter into an Account Control Agreement for such Deposit Account or Securities Account, as applicable. Grantor will (i) deposit in a Controlled Deposit Account all cash received by such Grantor, and (ii) not establish or maintain any Deposit Account or Securities Account other than with a Deposit Account Bank or Approved Securities Intermediary, as applicable, or the Secured Party or an Affiliate of the Secured Party. Such Grantor shall instruct each Account Debtor or other Person obligated to make a payment to such Grantor under a General Intangible to make payment, or to continue to make payment, as the case may be, to a Controlled Deposit Account and will deposit in a Controlled Deposit Account all Proceeds of such Accounts and General Intangibles received by such Grantor from any other Person immediately upon receipt. Any and all such Proceeds held in a Controlled Account (or by any Grantor, other than in a Controlled Account) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Grantor shall be required to deliver any Account Control Agreement or Deposit Account Control Agreement with respect to the Payroll Accounts.

(b) In the event (i) any Grantor, Deposit Account Bank or Approved Securities Intermediary shall, after the Closing Date, terminate an agreement with respect to the maintenance of a Controlled Account or Controlled Deposit Account for any reason, (ii) the Secured Party shall demand such termination as a result of the failure of a Deposit Account Bank or Approved Securities Intermediary to comply with the terms of the applicable Account Control Agreement or Deposit Account Control Agreement, or (iii) the Secured Party determines in its sole discretion that the financial condition of a Deposit Account Bank or Approved Securities Intermediary, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Controlled Account or Controlled Deposit Account, as the case may be, to make all future payments to another Controlled Account or Controlled Deposit Account, as the case may be.

4.9 Payment of Obligations. Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

4.10 Special Property. All of the Special Property of each Grantor as of the Closing Date is listed in Exhibit Q (other than any Special Property of the type described in clause (i) of the second sentence of the definition of “Special Property”), and each Grantor shall from time to time at the request of the Secured Party give written notice to the Secured Party identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes “Excluded Property”) and shall provide to the Secured Party such other information regarding the Special Property as the Secured Party may reasonably request and, from and after the Closing Date (as defined in the Investment and Exchange Agreement) with respect to such Special Property, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Secured Party unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

4.11 Additional Information. Each Grantor agrees to furnish the Secured Party from time to time with such additional information and copies of such documents relating to this Agreement, the Collateral, the Obligations and such Grantor’s financial condition as the Secured Party may reasonably request.

4.12 Additional Grantors. Each Grantor recognizes that the provisions of certain of the Loan Documents require Persons that become Subsidiaries of the Company and that are not already parties hereto, to execute and deliver a Grantor Addendum attached hereto as Exhibit O, whereupon each such Person shall become a Grantor hereunder with the same force and effect as if originally a Grantor hereunder on the Closing Date, and each Grantor agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Secured Party’s actions in effecting the same or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Grantor or any other Grantor.

4.13 2012 Bridge Loan Excluded Collateral Further Assurances. Each Grantor agrees that, upon Secured Party’s request, such Grantor will promptly take all such actions as contemplated under the terms of Section 7.4(b) of the Novartis Master Agreement to grant a Lien in connection with the 2012 Bridge Notes in favor of the Secured Party in all of such Grantor’s right, title and interest in the 2012 Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that any Lien granted in favor of the Secured Party in accordance with this Section 4.13 may be subject to and subordinate to the rights of the Secured Party and Novartis Pharma AG under the Non-Disturbance Agreement (including the MHR License Agreement attached thereto), the Novartis Master Agreement and the Previous Agreements.

5.	CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

5.1 Ownership; After-Acquired Equity Interests.

(a) Each Grantor will cause the Equity Interests pledged by it or required to be pledged hereunder to constitute at all times 100% of the capital stock or other Equity Interests in each issuer held by such Grantor thereof, and unless the Secured Party shall have given its prior written consent, no Grantor will cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any nature to any person other than any Grantor, or cause, permit or consent to the admission of any other person other than another Grantor as a stockholder, partner or member of any such issuer.

(b) If any Grantor shall, at any time and from time to time after the Closing Date, acquire any additional capital stock or other Equity Interests in any Person of the types described in the definition of the term “Equity Interests,” the same shall be automatically deemed to be Equity Interests, and to be pledged to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds pursuant to Section 2.1, and such Grantor will forthwith pledge and deposit the same with the Secured Party (or its agent or bailee) and deliver to the Secured Party (or its agent or bailee) any certificates or instruments therefor, together with the endorsement of such Grantor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Secured Party, together with such other certificates and instruments as the Secured Party (or its agent or bailee) may reasonably request (including financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Secured Party (or its agent or bailee) a fully completed and duly executed amendment to this Agreement in the form of Exhibit J (each, a “Pledge Amendment”) in respect thereof. Each Grantor hereby authorizes the Secured Party to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Grantor to execute and deliver any Pledge amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Secured Party, the Lenders or the MHR Funds in such Collateral or otherwise adversely, affect the rights and remedies of the Secured Party, the other Lenders or the MHR Funds hereunder with respect thereto.

(c) If any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Grantor will promptly notify the Secured Party thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a subsidiary of the Grantor) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Secured Party to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities to perfect the security interest of the Secured Party therein.

5.2 Voting Rights. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests pledged hereunder (subject to each Grantor’s obligations under Section 6.2), and for that purpose the Secured Party will execute and deliver or cause to be executed and delivered to each applicable Grantor all such proxies and other instruments as such Grantor may reasonably request in writing to enable such Grantor to exercise such voting and other consensual rights; provided, however, that such Grantor shall not cast a vote, give consent or exercise any right or take any action which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Investment Agreement, this Agreement or any other Loan Document.

5.3 Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof) and subject in all cases to the terms and conditions of the Loan Documents, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests pledged hereunder may be paid to, retained by or used by the Grantors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default be paid to the Secured Party (or its bailee or agent) and retained by it (or its bailee or agent) as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). The Secured Party (or its bailee or agent) shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests pledged hereunder in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests pledged hereunder in connection with any non-cash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Loan Documents, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests pledged hereunder in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Grantor in violation of the provisions of this Section shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Secured Party (or its bailee or agent) as Collateral in the same form as so received (with any necessary endorsements).

6.	REMEDIES

6.1 Events of Default. As used herein, the terms “Default” and “Event of Default” shall refer to (i) such terms as defined in any of the Loan Agreement, Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the 2014 Loan Agreement or any other Loan Document and (ii) the Company’s breach of any representation, covenant or agreement under the Royalty Agreement and the Company’s failure to remedy such breach on or before the 10th day after it occurs; provided, however, that for purposes of this Agreement or any other Security Document, a Stockholder Approval Default shall not constitute an Event of Default unless the Company shall be in breach of its obligations under Section 12.2(b) of the Loan Agreement. In addition, each Grantor hereby acknowledges and agrees that the failure by any Grantor to perform or fulfill any covenant, obligation or agreement contained in this Agreement or the Investment and Exchange Agreement shall also constitute an “Event of Default” for purposes hereunder.

6.2 Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds shall be entitled to exercise in respect of the Collateral all of the rights, powers and remedies provided for herein or otherwise available to it under the Loan Agreement or any other Loan Document, by law, in equity or otherwise, including, without limitation, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Secured Party, on its own behalf and on behalf of the Lenders and the MHR Funds, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees that, upon the occurrence and continuance of an Event of Default, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere.

(b) Subject to Article 7 hereof, the Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which each Grantor agrees and undertake to do at their expense, but the Secured Party may do so, but without any obligation to do so, in its discretion at any time after the occurrence and during the continuance of an Event of Default, and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. During the continuance of an Event of Default, upon notice by the Secured Party to the relevant Grantor or Grantors, the Secured Party or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Equity Interests or Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Equity Interests, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) In order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder in the event of and during the continuance of an Event of Default, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may reasonably request, and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Secured Party an irrevocable proxy to vote all or any part of the Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

(d) The Secured Party agrees that, notwithstanding anything to the contrary set forth in any Deposit Account Control Agreement or any Account Control Agreement, it shall not issue a Blockage Notice under any Deposit Account Control Agreement or any Account Control Agreement or issue any other orders, notices, requests or other instructions asserting exclusive control over or otherwise directing disposition of funds in any Controlled Deposit Account or any other Controlled Account, unless and until an Event of Default shall have occurred and be continuing.

6.3 Application of Proceeds.

(a) Following the occurrence of an Event of Default, and in connection with the liquidation and sale of any of the Collateral in the exercise of remedies pursuant to the terms of this Agreement and the Loan Documents, the Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party and any Secured Party, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Loan Documents shall prescribe, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law to any Grantor.

(b) In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefore or in connection with any of its rights or duties hereunder, Grantor, upon demand of the Secured Party, shall pay to the Secured Party the full amount thereof with interest at a rate per annum equal to the rate per annum at which interest would then be payable on amounts due under the Convertible Notes, and so long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Obligations secured hereunder, and for the enforcement of such repayment the Secured Party shall have every right and remedy provided for enforcement of payment of the Obligations.

(c) The expression “payment in full” or “paid in full” or any similar term or phrase when used in this Agreement shall mean the indefeasible payment in full in cash of all Obligations owing to the Secured Party, the Lenders and the MHR Funds.

(d) Each Grantor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Obligations.

6.4 Collateral Accounts.

(a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited into such Collateral Accounts, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Secured Party shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in Section 6.3 hereof.

(b) Upon the request of the Secured Party at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Secured Party for its own behalf and on behalf of the Lenders and the MHR Funds and that payments in respect thereof shall be made directly to the Secured Party for its own behalf and on behalf of the Lenders and the MHR Funds. In addition, without notice to the Grantors, the Secured Party, for its own behalf and on behalf of the Lenders and the MHR Funds, may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

6.5 Grant of License. Each Grantor hereby grants to the Secured Party for its own behalf and on behalf of the Lenders and the MHR Funds an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral, Copyright Collateral or Know-How Collateral now owned or licensed or hereafter acquired or licensed by such Grantor (to the extent and only to the extent any of the foregoing does not constitute Excluded Collateral), wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Secured Party shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Secured Party shall be exercised, at the option of the Secured Party, and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.

6.6 The Grantors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under all Contracts to which it is a party included within the Collateral (including, without limitation, all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for herein below, the Secured Party shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Grantor’s obligations, duties or liabilities under any Investment Agreement, including, without limitation, any Grantor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company, limited liability partnership or other issuer (collectively, the “Partner Obligations”), unless the Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Secured Party in accordance with the terms of this Agreement, then except as provided in the preceding sentence, each applicable Grantor shall remain bound and obligated to perform its Partner Obligations and the Secured Party shall not be deemed to have assumed any Partner Obligations. In the event the Secured Party or any purchaser at such a foreclosure sale elects to become a substitute partner or member in place of a Grantor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Grantor hereby irrevocably consents in advance to the admission of the Secured Party or any such purchaser as a substitute partner or member to the extent of the Equity Interests acquired pursuant to such foreclosure sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Secured Party hereunder are solely to protect their interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon them to exercise any such powers, rights or remedies.

6.7 Registration Rights.

(a) If the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds shall determine to exercise its right to sell any or all securities that constitute Collateral pursuant to Section 6.2, and if in the opinion of the Secured Party it is necessary or advisable to have such Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall use its best efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register such securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such securities, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all such pledged securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of such pledged securities for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the pledged securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Party, that the Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Investment and Exchange Agreement.

6.8 Right of Set-Off. Each Grantor recognizes and agrees that with respect to any time or other deposit, certificate of deposit or any other balance of account standing to the credit of such Grantor on the books of the Secured Party wherever located, the Secured Party has a right of set-off to the full extent permitted by law. Each Grantor further agrees that the Secured Party may exercise such right of set-off at any time when an Event of Default shall occur and be continuing, regardless of the stated maturity of any time deposit or other such credit balance.

6.9 Waivers by the Grantors. Each Grantor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Secured Party’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Secured Party to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the Loan Documents) or to require the Secured Party to pursue any third party for any of the Obligations.

7.	THE SECURED PARTY

7.1 Limitation on Duty of Secured Party in Respect of Collateral. The Secured Party will hold all items of the Collateral at any time that may be received under this Agreement in accordance with the provisions hereof and the Loan Documents. The obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the Loan Documents, are only those expressly set forth in this Agreement and the Loan Documents. The powers conferred on the Secured Party hereunder are solely to protect its interest, on its own behalf and on behalf of the Lenders and the MHR Funds, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in the same manner as that which the Secured Party, in its individual capacity, accord their own property of a similar nature for their own accounts, and the accounting for moneys actually received by them hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. The Secured Party shall not be liable to any Grantor (i) for any loss or damage sustained by such Grantor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct. In connection with its appointment and acting hereunder, the Secured Party is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Loan Documents. Without limiting the foregoing, the Secured Party shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Secured Party in good faith.

7.2 Further Assurances. Each Grantor agrees that it will join with the Secured Party to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as necessary or as the Secured Party may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Secured Party’s security interest in the Collateral, and hereby authorizes the Secured Party to sign and file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Grantor, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Secured Party such additional collateral conveyances, collateral assignments, agreements and instruments (including without limitation subordination and/or intercreditor agreements) as the Secured Party may reasonably require or reasonably deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder.

7.3 Appointment as Attorney-in-Fact.

(a) Each Grantor hereby irrevocably appoints the Secured Party its lawful attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Secured Party’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (vii) below which may be taken by the Secured Party without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Secured Party may deem reasonably necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Grantor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor and direct the payment of proceeds thereof to the Secured Party;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its reasonably exercised discretion, any such payments made by the Secured Party to become Obligations of the Grantors to the Secured Party, the Lenders and the MHR Funds, due and payable immediately and without demand;

(v) to file any claims or take any action or institute any proceedings in a court of law or equity that the Secured Party may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Secured Party was the absolute owner of the Collateral for all purposes, and to do from time to time, at the Secured Party’s option and the Grantors’ expense, all other acts and things deemed necessary by the Secured Party to protect, preserve or realize upon the Collateral for its own behalf and on behalf of the Lenders and the MHR Funds and to more completely carry out the purposes of this Agreement;

(vii) effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, or obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor and direct the payment of proceeds thereof to the Secured Party; and

(viii) to sign the name of such Grantor on any financing statement, continuation statement, notice or other similar document that, in the Secured Party’s opinion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement.

(b) Except as otherwise provided herein, if any Grantor fails to perform or fulfill any covenant, obligation or agreement contained in this Agreement after written request to do so by the Secured Party (provided, however, that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Secured Party may itself perform, or cause the performance of, such covenant or agreement and may take any other action provided hereunder, and the reasonable expenses so incurred in connection therewith shall be payable by the Grantors under Section 8.1.

8.	MISCELLANEOUS

8.1 Indemnity and Expenses. The Secured Party and the Secured Party’s Affiliates and each of their respective officers, directors, managers, partners, shareholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act, shall be entitled to all indemnities and reimbursement of all fees, costs and expenses and other protections provided in the other Loan Documents, and such indemnification and fee, cost and expense reimbursement provisions in the other Loan Documents are each incorporated by reference herein.

8.2 No Waiver by Course of Conduct; Cumulative Remedies. The rights and remedies of the Secured Party expressly set forth in this Agreement and the Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Secured Party in exercising any of its rights, powers or privileges shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Grantors and the Secured Party or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3 Grantors’ Obligations Absolute. Each Grantor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Secured Party hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Grantor has knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, or any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Obligations or any provisions of the Loan Documents or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of Grantors hereunder or the taking, acceptance or release of any Obligations or additional Collateral or other security therefor;

(iv) any sale, exchange, release, substitution, compromise, non-perfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under any of the Loan Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Grantors or any other person directly or indirectly liable for any Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Obligations or any other obligations of the Grantors or any other person directly or indirectly liable for any Obligations regardless of what Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Grantors, or a surety or guarantor generally, other than the occurrence of the payment in full of the Obligations.

8.4 Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Grantor from, any provision of this Agreement, shall be effective unless in a writing executed by the parties hereto and delivered to the Secured Party, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.5 Subrogation; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the Closing Date, and shall terminate when all the Obligations have been paid in full (or, in the case of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, converted in full into shares of the Company’s common stock in accordance with the terms of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, respectively), and the Secured Party on its own behalf and on behalf of the Lenders and the MHR Funds is hereby subrogated to all of the Grantors’ interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto until such time as all of the Obligations have been paid in full, at which time the Secured Party shall execute and deliver to the Grantors all documents reasonably necessary to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to the Grantors. For the avoidance of doubt, the Obligations under (a) the Royalty Agreement shall continue to be secured by the Royalty Agreement Collateral and this Agreement shall continue in full force and effect so long as the Royalty Agreement remains in force and effect, notwithstanding the repayment in full of the Obligations under the 2014 Loan Agreement, the Convertible Notes, the 2012 Bridge Notes and the Reimbursement Notes (or, in the case of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, the conversion in full into shares of the Company’s common stock in accordance with the terms of the Convertible Notes, the 2012 Bridge Notes or the Reimbursement Notes, respectively) and (b) the 2014 Term Loan, to the extent such Obligations were incurred pursuant to Section 3(c) of the 2014 Loan Agreement after the date that all amounts of principal and interest had been repaid in full under the 2014 Term Loan and no further Borrowings (as such term is defined in the 2014 Loan Agreement) were permitted under Section 2 of the 2014 Loan Agreement, shall be secured by the Royalty Agreement Collateral and this Agreement shall continue in full force and effect so long as such Obligations remain outstanding. Upon any sale or other disposition by any Grantor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Loan Documents, or any amendment or waiver hereunder or thereunder, the lien and security interest created by this Agreement in and upon such Collateral shall be automatically released; and in connection with any such release or termination, the Secured Party, at the request and expense of the applicable Grantor, will execute and deliver to such Grantor such documents and instruments evidencing such release or termination as such Grantor may reasonably request and will assign, transfer and deliver to such Grantor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Secured Party (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment or Grantor Addendum; provided, however, that Sections 6.3, 6.5, 6.6, 8.1, 8.5 and 8.13 and all indemnities of the Grantors in favor of the Secured Party contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement.

8.6 Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Loan Documents.

8.7 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.8 Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8.9 Bankruptcy; Reinstatement. This Agreement is a legal, valid and binding obligation of each Grantor. This Agreement will remain in full force and effect and enforceable to the maximum extent provided in Section 510(a) of the Bankruptcy Code, and all references herein to a Grantor will be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any the Secured Party or any Secured Party to such Grantor, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or security interest or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the lien or security interest granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment. Notwithstanding any other provision of this Section, the Secured Party will be entitled to file any necessary pleadings, motions, objections or agreement which assert rights or interests available to unsecured creditors of any Grantor arising under either the Bankruptcy Code or applicable non-bankruptcy law.

8.10 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

8.11 Successors and Assigns.

(a) This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party, the Lenders and the MHR Funds and their respective successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party; and; provided, further, however, that. subject to Section 8.11(b), Secured Party may not assign, transfer or delegate any of its rights or obligations as Secured Party under this Agreement without the prior written consent of the Company unless, on and after the Final Withdrawal Date, MHR and its Affiliates and Related Parties shall not hold any of the Secured Loan or the Convertible Notes. If, on and after the Final Withdrawal Date, MHR and its Affiliates shall not hold any of the Secured Loan or the Convertible Notes, a new Secured Party satisfactory to the Company and not less than a majority in principal amount of the Secured Loan or the Convertible Notes, as applicable, shall be appointed by such parties and upon the acceptance of its appointment as Secured Party hereunder, the resigning Secured Party shall be released from all further obligations under this Agreement. Subject to Section 8.11(b), prior to the Final Withdrawal Date, the Secured Party may not assign, transfer or delegate any of its rights or obligations as Secured Party under this Agreement without the prior written consent of the Company.

(b) Notwithstanding anything to the contrary set forth in Section 8.11(a), the MHR Funds’ may assign, transfer or delegate their rights under this Agreement with respect to the Royalty Agreement Collateral to any party to whom the MHR Funds’ have assigned their rights under the Royalty Agreement.

8.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Secured Party. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

8.13 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO INDUCE THE SECURED PARTY TO ENTER INTO THIS AGREEMENT, EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE SECURED PARTY’S SOLE AND ABSOLUTE ELECTION AND INSTRUCTION TO THE SECURED PARTY, ALL ACTIONS OR PROCEEDINGS WHICH IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITH THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN SUCH GRANTOR AND THE SECURED PARTY IN ACCORDANCE WITH THIS PARAGRAPH.

(b) EACH OF THE GRANTORS AND THE SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

(c) THE PROVISIONS OF THIS SECTION 8.13 ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. EACH GRANTOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 8.13 WITH ITS INDEPENDENT COUNSEL.

(d) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Grantor hereby submits for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such Grantor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 9(e) of the Investment and Exchange Agreement. The Secured Party may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Secured Party in respect of the subject matter contained herein. In the event of a conflict between this Agreement and any of the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement or the 2014 Loan Agreement, the terms of the Loan Agreement, the Convertible Notes, the 2012 Bridge Notes, the Reimbursement Notes, the Royalty Agreement or the 2014 Loan Agreement, respectively, shall govern.

8.16 Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Security Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under this Agreement and the other Loan Documents and that all Obligations of the Company and the other Grantors hereunder and thereunder shall be secured by this Agreement and that this Agreement does not constitute a novation of the obligations and liabilities existing under any of the Loan Documents (as defined in the Existing Security Agreement). It is understood and agreed that nothing herein shall, or shall be construed to, affect the security interest already created pursuant to the Existing Security Agreement, which security interest shall remain unchanged and unmodified in all respects and shall continue in full force and effect as existed prior to the date hereof. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Security Agreement made under and in accordance with the terms of Section 8.4 of the Existing Security Agreement. In addition, unless specifically amended hereby, each of the Exhibits and Schedules to the Existing Security Agreement, as applicable, shall continue in full force and effect and that, from and after the date hereof, all references to the “Security Agreement” contained therein shall be deemed to refer to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EMISPHERE TECHNOLOGIES, INC., AS A GRANTOR

By:	/s/ Michael R. Garone
Name:	Michael R. Garone
Title:	Chief Financial Officer

MHR INSTITUTIONAL PARTNERS IIA LP, AS SECURED PARTY
By: MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

S-1

List of Omitted Schedules and Exhibits

Exhibit C – Locations of Chief Executive Offices, Records Relating to Collateral and Equity and Inventory

Exhibit D – Copyrights and Copyright Applications

Exhibit E – Patent and Patent Applications

Exhibit F – Trademarks and Trademark Applications

Exhibit G – Domain Name Registrations

Exhibit I – Vehicles

Exhibit K – Copyright Security Agreement

Exhibit L – Patent Security Agreement

Exhibit M – Trademark Security Agreement

Exhibit N – Security Agreement (Domain Name Registrations)

Exhibit O – Form of Grantor Addendum

Exhibit P – Deposit Account Control Agreement

Exhibit Q – Certain Agreements Property and Assets Containing “Special Property”

Exhibit R – Doman Name Assignment

The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The registrant reserves the right to request confidential treatment of all or any part of any schedules or exhibits so requested.

A-1

EXHIBIT A

PLEDGED EQUITY INTERESTS

Pledgor	Name of Issuer	Type of Interests	Certificate Number, if applicable	Number of Shares/Units, if applicable	Percentage of Outstanding Interests in Issuer

None.

EXHIBIT B

FILING LOCATIONS

Emisphere Technologies, Inc.

Secretary of State of State of Delaware, Division of Corporations

Foreign jurisdictions as reflected on Exhibit E (subject to Section 10.36 of the Loan Agreement)

EXHIBIT H

SPECIAL POWER OF ATTORNEY

STATE OF

ss.:

COUNTY OF )

KNOW ALL MEN BY THESE PRESENTS, THAT [            ], a [1 corporation with its principal office at [            ] (hereinafter called “Grantor”) hereby appoints and constitutes MHR Institutional Partners hA LP (“MHR”), as Secured Party under the Senior Secured Term Loan Agreement, dated as of September 26, 2005, among Emisphere Technologies, Inc. and MHR, as the Secured Party (referred to herein as the “Grantee”) as defined in the Pledge and Security Agreement dated as of September 26, 2005 (the “Security Agreement”) among Grantor, the other Grantors named therein and the Grantee, its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Grantor:

1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Grantor in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of; or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose, except to the extent and only for so long as the foregoing constitutes Excluded Collateral (as defined in the Security Agreement);

2. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Grantor in and to any copyrights, trademarks, trade names, trade styles, service marks and domain names, and all registrations, recordings, reissues, extensions and renewals thereof; and all pending applications therefor, and for the purpose of the recording, registering and filing of; or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose, except to the extent and only for so long as the foregoing constitutes Excluded Collateral (as defined in the Security Agreement);

3. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Grantee may in its sole discretion determine.

This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes of Section 4.4 thereof and is subject to the conditions thereof and may not be revoked until the Obligations have been paid in full and the Security Agreement has terminated in accordance with its terms.

Dated:             , 2005

Name: Title:

EXHIBIT J

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of             , 200  , is delivered by [NAME OF GRANTOR] (the “Grantor”) pursuant to Section - of the Security Agreement referred to herein below. The Grantor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September LJ 2005, made by the Grantor in favor of MHR INSTITUTIONAL PARTNERS HA LP as the Secured Party (as amended, modified or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Obligations as provided in the Security Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[NAME OF GRANTOR]

By:

Title:

Annex A

Equity Interests

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in issuer

J-5